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                                                                    EXHIBIT 10.4

                               SEVERANCE AGREEMENT


           THIS AGREEMENT IS DATED AS OF _______________________.

BETWEEN:

           KINROSS GOLD CORPORATION, a corporation incorporated under the laws of the Province of Ontario (hereinafter called the "Corporation")

                                                               OF THE FIRST PART

                                     - and -

           _____________________ (hereinafter called the "Executive")

                                                              OF THE SECOND PART


           WHEREAS the Executive is an employee of the Corporation and is considered by the Board of Directors of the Corporation to be a valued employee that has devoted his ability, time, effort and energy to the affairs of the Corporation;

           AND WHEREAS the Corporation considers the continuance of a sound and vital management to be essential to protecting and enhancing the best interests of the Corporation and its shareholders;

           AND WHEREAS the Corporation desires to assure itself of retaining the services of the Executive (including his services without distraction by uncertainties and risks in the event of a proposed change of control of the Corporation) and to reward the Executive for his valuable, dedicated service to the Corporation, should his service terminate under the circumstances hereinafter described;

           NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained and in consideration of the Executive remaining in the employment of the Corporation at the present time, it is hereby agreed as follows:

1.        DEFINITIONS

     (a)  "AGREEMENT" means this Agreement as amended from time to time;

     (b) "ANNUAL COMPENSATION" shall mean an amount equal to Executive's annual base salary at the annual rate in effect at his Date of Termination, plus all benefits, quantified as 15% of the Executive's annual base salary, paid or payable excluding bonuses or foreign supplements.

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     (c)  "BOARD OF DIRECTORS" means the board of directors of the Corporation as at the date of this Agreement.

     (d) "CAUSE" shall mean termination of Executive's employment by the Corporation or any subsidiary thereof or successor thereto, by reason of Executive's:

          (i)   gross negligence in the performance of his duties;

          (ii) wilful and continued failure to substantially perform his duties determined on a historic basis prior to a Change of Control with the Corporation;

          (iii) wilful engagement in conduct which is materially injurious to the Corporation or its subsidiaries (monetarily or otherwise); or

          (iv) conviction of a criminal offence involving moral turpitude.

          For purposes of this subparagraph 1(d) no act, or failure to act, on Executive's part shall be considered "wilful" unless done intentionally, or intentionally omitted by Executive not in good faith and without reasonable belief that his action or omission was in the best interests of the Corporation.

     (e) "CHANGE OF CONTROL" means the occurrence of any one or more of the following events:

          (i) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Corporation or any of its affiliates (as such is defined in the Business Corporations Act (Ontario)) and another corporation or other entity, as a result of which the holders of common shares of the Corporation prior to the completion of the transaction hold less than 50% of the outstanding common shares of the successor corporation after completion of the transaction;

          (ii) the sale, lease, exchange or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of the Corporation and/or any of its subsidiaries which have an aggregate book value greater than 30% of the book value of the assets, rights and properties of the Corporation and its subsidiaries on a consolidated basis to any other person or entity, other than a disposition to a wholly-owned subsidiary of the Corporation in the course of a reorganization of the assets of the Corporation and its subsidiaries;

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          (iii) a resolution is adopted to wind-up, dissolve or liquidate the
                Corporation;

          (iv) any person, entity or group of persons or entities acting jointly or in concert (an "Acquiror") acquires or acquires control (including, without limitation, the right to vote or direct the voting) of Voting Securities of the Corporation which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or affiliates of the Acquiror (as such terms are defined in the Business Corporations Act (Ontario)) to cast or to direct the casting of 20% or more of the votes attached to all of the Corporation's outstanding Voting Securities which may be cast to elect directors of the Corporation or the successor corporation (regardless of whether a meeting has been called to elect directors);

          (v) as a result of or in connection with: (A) the contested election of directors, or; (B) a consolidation, merger, amalgamation, arrangement of other reorganization or acquisitions involving the Corporation of any of its affiliates and another corporation or other entity, the nominees named in the most recent Management Information Circular of the Corporation for election to the Board of Directors shall not constitute a majority of the Board of Directors; or

          (vi) the Board adopts a resolution to the effect that a Change of Control as defined herein has occurred or is imminent.

                For the purposes of the foregoing "Voting Securities" means common shares of the Corporation and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Corporation, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities.

     (f)  "DATE OF TERMINATION" shall mean:

                  (i) if Executive's employment is terminated following a Triggering Event, the date specified in the Notice of Termination; and

                  (ii) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

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     (g)  "DISABILITY" shall mean incapacity due to physical or mental illness, which shall have caused Executive to have been absent from his duties with the Corporation on a full-time basis for six consecutive months.

     (h) "NOTICE OF TERMINATION" shall mean notice which shall indicate the specific termination provisions in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provisions so indicated.

     (i)  "SEVERANCE AMOUNT" shall mean an amount equal to: (A + B)

           Where: "A" =  2 x the Executive's Annual Compensation; and

                  "B" =  2 x the Executive's Target Bonus.

     (j) "TARGET BONUS" shall mean an amount equal to the designated percentage of the Executive's annual base salary, as outlined in Appendix A, as of the Date of Termination.

     (k) "TRIGGERING EVENT" means any one of the following events which occurs without the express agreement in writing of the Executive:

          (i) an adverse change in any of the duties, powers, rights, discretion, salary or benefits of the Executive as they exist immediately prior to the Change of Control

          (ii) a diminution of the title of the Executive as it exists immediately prior to the Change of Control

          (iii) a change in the person or body to whom the Executive reports immediately prior to the Change of Control, except if such person or body is of equivalent rank or stature, provided that this shall not include a change resulting from a promotion of the Executive in the normal course of business, or

          (iv) a change in the location at which the Executive is regularly required immediately prior to the Change of Control to carry out the terms of his employment with the Corporation, unless the terms of employment of the Executive include the obligation to receive geographic transfers from time to time in the normal course of business.

2.   TERM

     The term of this Agreement shall commence on the date hereof and continue for a period of two years and shall continue thereafter for successive 12 month periods unless a written notice (the "Notice") to the contrary is given by either party to the other

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not less than three months prior to the end of any such successive period;
provided that if a Change of Control shall occur prior to the date or within nine months following the date on which the Notice is received by the party to whom it is addressed, the term of this Agreement shall extend for a period of two years from the date on which such Change of Control occurs, and shall continue thereafter for successive 12 month periods, unless a written notice to the contrary is given by either party to the other not less than nine months prior to the expiration of any such period.

3.   TERMINATION FOLLOWING CHANGE OF CONTROL

     If a Change of Control shall have occurred, Executive shall be entitled to the benefits provided in subparagraph 4(b) upon the subsequent termination of his employment, unless such termination is:

     (a)  because of his death or Disability;

     (b)  effected by the Corporation for Cause; or

     (c)  effected by the Executive other than following a Triggering Event.

Any termination by the Corporation for Cause or by Executive following a Triggering Event shall be communicated by delivery of a written Notice of Termination to the other party's last known address as provided for herein.

4.   COMPENSATION UPON TERMINATION

     (a) If, following a Change of Control, Executive's employment shall be terminated for Cause, or as a result of the Executive's death or Disability, the Corporation or any subsidiary thereof or successor thereto, shall pay the Executive his full base salary to the effective date of such termination at the rate in effect on the date the Corporation notifies Executive or at the rate approved prior to the date of such termination, and the Corporation shall have no further obligations to Executive under this Agreement.

     (b) If, following a Change of Control the Corporation or any subsidiary thereof or successor thereto, shall terminate Executive's employment other than for death, Disability or Cause, or if Executive shall terminate his employment following a Triggering Event, and such termination occurs within 18 months after the date upon which a Change of Control occurs, then, provided that the Executive has been employed by the Corporation for at least 12 months prior to the termination of the Executive's employment:

          A. SALARY AND BENEFITS. The Corporation shall pay Executive a lump sum cash payment in an amount equal to the Severance Amount on or before the fifth day after the last day of Executive's employment with the Corporation;

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          B.   STOCK OPTIONS. The Corporation shall cause any and all
               outstanding options to purchase common shares in the capital of the Corporation held by Executive to become immediately exercisable in full and not to lapse until the expiry of their original term (without regard to early termination provisions relating to cessation of office or employment); and

          C. LEGAL FEES. The Corporation shall pay all reasonable legal fees and expenses incurred by Executive as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement) promptly, from time to time, at Executive's request, as such fees and expenses are incurred.

     CONDITION: The right of the Executive provided for in subsection 4(b) hereof is conditional upon the Executive electing to exercise such right by providing Notice of Termination to the Corporation within 6 months after the Triggering Event.

5.   GENERAL

     (a)  AMOUNTS HEREIN NOT SUBJECT TO MITIGATION

          Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement and the obtaining of any such other employment shall in no event effect any reduction of the Corporation's obligations to make (or cause to be made), the payments and arrangements required to be made under this Agreement.

     (b)  SUCCESSORS

          This Agreement shall be binding upon and enure to the benefit of the Corporation and any successor of the Corporation, by merger or otherwise. This Agreement shall also be binding upon and enure to the benefit of Executive, his heirs and personal representatives of his estate.

     (c)  SEVERABILITY

          Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be in effect only to the extent of such prohibition or unenforceability without invalidating or effecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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     (d)  TIME

          Time shall be of the essence of this Agreement.

     (e)  CURRENCY

          All of the sums of money referred to in this Agreement shall mean Canadian funds.

     (f)  GOVERNING LAW

          This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

     (g)  ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, representation or understanding with respect thereto.

     (h)  AMENDMENTS

          This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

     (i)  INDEPENDENT ADVICE

          The Executive acknowledges having been advised that he is entitled to obtain independent legal advice with respect hereto prior to executing this Agreement.


     (j)  RELEASE OF CLAIMS

          Notwithstanding any other provisions contained in this Agreement, the Corporation shall require, as a condition precedent to the payment of the Severance Payments to the Executive, that the Executive execute, after his last day of employment by the Corporation, a release and covenant in favor of the Corporation and its stockholders, officers, employees, directors and affiliates in the form appended hereto as Exhibit "A". If the Executive fails to provide the required release and covenant, or within seven days following its delivery to the Corporation revokes the required release and covenant, and the Corporation has not alleged just cause for termination or denied a Triggering Event in connection with the termination of employment, the sole obligation of the Corporation to the Executive

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          under this Agreement shall be the payment of the equivalent of two weeks salary calculated as at the time of termination.

     (k)  PLURAL AND GENDER:

          Whenever used in this Agreement, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender.

     (l)  NOTICES

          Any notice, request, consent, agreement or approval which may or is required to be given pursuant to this Agreement, shall be in writing and shall be sufficiently given or made if delivered or telecopied in the case of:

          (i)  the Corporation, addressed as follows:

               Kinross Gold Corporation
               40 King Street West
               57th Floor
               Toronto ON  M5H 3Y2

               Attention: ________________

               Telephone:   (416) 365-5123
               Telecopier:  (416) 363-6622

          (ii) the Executive (by delivery only), addressed as follows:

               ------------------

          or to such other address as the relevant party may from time to time advise by notice in writing given pursuant to this section. The date of receipt of any such notice, request, consent, agreement or approval shall be deemed to be the date of delivery or telecopy (if during normal business hours or, if not, the next business day).

     (j)  COUNTERPARTS

          This Agreement may be executed in one or more counterparts which together shall be deemed to constitute one valid and binding agreement and delivery of the counterparts may be effected by means of a telecopied transmission.

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                                        KINROSS GOLD CORPORATION


                                        Per:
                                             ___________________________________


SIGNED, SEALED AND DELIVERED    )
          in the presence of    )
                                )
                                )
____________________________    )            ___________________________________
                Witness         )

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